   As filed with the Securities and Exchange Commission on  January 30, 1997
                                                      Registration No. 333-_____

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                        COMMERCIAL FEDERAL CORPORATION
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Nebraska                                              47-0658852
--------------------------------------------------------------------------------
 (State or other jurisdiction                                 (I.R.S. Employer
 of incorporation or organization)                           Identification No.)

                              CFC PREFERRED TRUST
           ----------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

Delaware                                                         [Applied For]
--------------------------------------------------------------------------------
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization                             Identification No.)

                2120 South 72nd Street, Omaha, Nebraska  68124
                                (402) 554-9200
--------------------------------------------------------------------------------
 (Address, including zip code and telephone number, including area code of each registrant's principal executive offices)

                          James A. Laphen, President
                        Commercial Federal Corporation
                2120 South 72nd Street, Omaha, Nebraska  68124
                                (402) 390-5361
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

                                  Copies To:
                                  ----------
      Gary R. Bronstein, Esq.                     Elizabeth C. Hinck, Esq.
      Cynthia R. Cross, Esq.                        Dorsey & Whitney LLP
Housley Kantarian & Bronstein, P.C.                220 South Sixth Street
 1220 19th Street, N.W., Suite 700                 Minneapolis, MN  55402
      Washington, DC  20036                            (612) 340-2600
          (202) 822-9611

        Approximate date of commencement of proposed sale to the public:
     From time to time after this registration statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________________________________________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

       Title of Each                                   Proposed Maximum         Proposed Maximum
    Class of Securities            Amount to            Offering Price         Aggregate Offering      Amount of
     to be Registered            be Registered           Per Unit (1)          Price Per Unit (1)   Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Junior Subordinated
Deferrable Interest
Debentures of Commercial
Federal Corporation (2)           $45,000,000                $25                   $45,000,000
--------------------------------------------------------------------------------------------------------------------------
Preferred Securities
of CFC Preferred Trust              1,800,000                $25                   $45,000,000
--------------------------------------------------------------------------------------------------------------------------
Commercial Federal
Corporation Guarantee
with respect to Preferred
Securities (3)(4)                     N/A                    N/A                       N/A
--------------------------------------------------------------------------------------------------------------------------
Total                             $45,000,000 (5)            100%                  $45,000,000      $13,636.36
--------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely to calculate the registration fee pursuant to Rule 457(a).
(2) The Junior Subordinated Deferrable Interest Debentures will be purchased by CFC Preferred Trust with the proceeds of the sale of the Preferred Securities.
(3) No separate consideration will be received for the Commercial Federal Corporation Guarantee.
(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of Commercial Federal Corporation under the Indenture, the rights of holders of Preferred Securities of CFC Preferred Trust under the Trust Agreement, the rights of holders of the Preferred Securities under the Guarantee and the Expense Agreement, which taken together, fully, irrevocably and unconditional guarantee all of the respective obligations of CFC Preferred Trust under the Preferred Securities.
(5) Such amount represents the principal amount of Junior Subordinated Deferrable Interest Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures issued at an original issue discount. Such amount also represents the initial public offering price of the CFC Preferred Trust Preferred Securities.


The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

    PROSPECTUS      Subject to completion, dated ___________, 1997
    dated      , 1997
                                  $45,000,000
    [LOGO]
                              CFC PREFERRED TRUST

                     CUMULATIVE TRUST PREFERRED SECURITIES
            FULLY AND UNCONDITIONALLY GUARANTEED AS DESCRIBED HEREIN
                                      BY
                        COMMERCIAL FEDERAL CORPORATION
                        ------------------------------

                        COMMERCIAL FEDERAL CORPORATION
                        JUNIOR SUBORDINATED DEFERRABLE
                              INTEREST DEBENTURES

    CFC Preferred Trust, a trust created under the laws of the State of Delaware (the "Issuer"), may offer, from time to time, preferred securities (the "Preferred Securities") representing beneficial ownership interests in the Issuer. Commercial Federal Corporation, a Nebraska corporation (the "Company") will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common beneficial ownership interests in the Issuer. The Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Preferred Securities -- Subordination of Common Securities."

    Concurrently with the issuance by the Issuer of its Preferred Securities, the Issuer will invest the proceeds thereof and of contributions received in respect of the Common Securities in the Company's junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures") with terms generally corresponding to the terms of the Issuer's Preferred Securities. Accordingly, if, as provided in an accompanying Prospectus Supplement, the Company has the right to defer the payment of interest on the Junior Subordinated Debentures, then, if interest payments are so deferred, Distributions (as defined herein) on the Preferred Securities would also be deferred, but would continue to accumulate at the rate per annum set forth in the related Prospectus Supplement. See "Description of Preferred Securities -- Distributions."

    The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to Senior Debt (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Company. Unless otherwise specified in the applicable Prospectus Supplement, the Company will have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstance, however, the Company would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Company's capital stock or debt securities that rank pari passu with or junior to such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Option to Defer Interest Payments" and "-- Restrictions on Certain Payments."
                                                   (continued on following page)

    SEE "RISK FACTORS" BEGINNING ON PAGE ____ FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

    THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY OTHER GOVERNMENTAL AGENCY OR OTHERWISE.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

    (continued from previous page)

    The Company has, through the Guarantee, the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer, as described herein. See "Description of Guarantee." If the Company does not make interest payments on the Junior Subordinated Debentures held by the Issuer, the Issuer will have insufficient funds to pay Distributions. The Guarantee does not cover payment of Distributions when the Issuer has insufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a legal proceeding directly against the Company pursuant to the terms of the Indenture to enforce payment of amounts equal to such Distributions to such holder. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities." The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Debt of the Company.

    The Junior Subordinated Debentures will be the sole assets of the Issuer, and payments under the Junior Subordinated Debentures and the related Expense Agreement will be the only revenue of the Issuer. Unless otherwise specified in the applicable Prospectus Supplement, the Company may, upon receipt of approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") (if such approval is then required under the applicable capital guidelines or policies of the Federal Reserve), redeem the Junior Subordinated Debentures (and thereby cause the redemption of the Trust Securities) or may terminate the Issuer and, after satisfaction of liabilities to the creditors of the Issuer as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in exchange therefor upon liquidation of their interests in the Issuer. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination."

    The Preferred Securities and the Junior Subordinated Debentures may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all the Preferred Securities and the Junior Subordinated Debentures issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $45,000,000. Certain specific terms of the Preferred Securities and the Junior Subordinated Debentures in respect of which this Prospectus is being delivered will be described in the applicable Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of the Preferred Securities, specific title, aggregate stated liquidation amount (the "Liquidation Amount"), number of securities, the rate or method of calculating the rate of cumulative cash distributions which accrue with respect to such Preferred Securities (the "Distributions"), Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of the Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms.

    The Preferred Securities and the Junior Subordinated Debentures may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers, remarketing firms or agents involved in the sale of the Preferred Securities or the Junior Subordinated Debentures in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Preferred Securities or the Junior Subordinated Debentures will be listed on any national securities exchange or automated quotation system. If the Preferred Securities or the Junior Subordinated Debentures are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Preferred Securities or the Junior Subordinated Debentures.

    This Prospectus may not be used to consummate sales of the Preferred Securities or the Junior Subordinated Debentures unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements and other information that have been filed electronically with the Commission may also be obtained from the Commission's Website, the address of which is http://www.sec.gov. In addition, the Company's common stock is listed and traded on the New York Stock Exchange. Reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     No separate financial statements of the Issuer have been included herein. The Company and the Issuer do not consider that such financial statements would be material to holders of the Preferred Securities because the Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures of the Company and issuing the Trust Securities. See "The Issuer," "Description of Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee."

     The Company and the Issuer have filed with the Commission a combined registration statement on Form S-3 (herein, together with all exhibits and amendments thereto, called the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Preferred Securities, the Guarantee and the Junior Subordinated Debentures. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement. Copies of the Registration Statement, including any amendments and exhibits thereto, can be inspected and copied at the offices of the Commission as set forth above. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company which have been previously filed with the Commission are hereby incorporated by reference in this
Prospectus:

     (a) the Company's Annual Report on Form 10-K for the Fiscal Year Ended June 30, 1996;

     (b) the Company's Quarterly Report on Form 10-Q and Quarterly Report on Form 10-Q/A for the Quarter Ended September 30, 1996; and

     (c) the Company's Current Reports on Form 8-K dated August 21, 1996 and November 18, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Requests for such copies should be directed to Commercial Federal Corporation , Corporate Secretary, 2120 South 72nd Street, Omaha, Nebraska 68124, telephone number (402) 554-9200.

                                  RISK FACTORS

     Prospective purchasers of the Preferred Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. In addition, because holders of Preferred Securities may receive Junior Subordinated Debentures in exchange therefor upon liquidation of the Issuer, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein.

Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures

     The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Preferred Securities and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt (which term includes substantially all current and future indebtedness of the Company). At September 30, 1996, after giving pro forma effect to the redemption of $6.9 million of 10% Senior Notes due 1999 which occurred on December 27, 1996, the aggregate amount of Senior Debt of the Company outstanding was $28.0 million. Because the Company is a holding company, the right of the Company to participate in any distribution of the assets of any subsidiary, including Commercial Federal Bank, a Federal Savings Bank (the "Bank"), upon such subsidiary's liquidation or reorganization or otherwise, and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures and all obligations of the Company relating to the Preferred Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Company. See "Description of Guarantee -- Status of the Guarantee" and "Description of Junior Subordinated Debentures --Subordination."

Sources of Payment for Amounts Due on Preferred Securities

     The ability of the Issuer to pay amounts due on the Preferred Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required. The Company's principal asset is its investment in the capital stock of the Bank. Because it does not generate any significant revenues independent of the Bank, the Company relies primarily on interest and dividends from the Bank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. If the Company were denied access to the earnings of the Bank, whether by regulatory restriction, inadequate earnings or deterioration in the Bank's financial condition, the Company's ability to make debt service payments on the Junior Subordinated Debentures would be significantly impaired.

Option to Defer Interest Payment; Tax Consequences; Market Price Consequences

     Unless otherwise specified in the applicable Prospectus Supplement, so long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company will have the right under the Indenture to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer will also be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate set forth in the applicable Prospectus Supplement, compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Company will be prohibited from making certain payments and distributions with respect to the Company's capital stock (including dividends on or redemptions of common or preferred stock) and from making certain payments with respect to any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debenture, with certain exceptions. See "Description of the Junior Subordinated Debentures -- Restrictions on Certain Payments." Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate set forth in the applicable Prospectus Supplement, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period.
See "Description of Preferred Securities -- Distributions" and "Description of Junior Subordinated Debentures -- Option to Defer Interest Payments."

     Should an Extension Period occur, a holder of Preferred Securities will be required to recognize income (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer for United States federal income tax purposes. As a result, a holder of Preferred Securities will be required to include such income in gross taxable income for United States federal income tax (and possibly other) purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Issuer if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Preferred Securities."

     The Company has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities.

Tax Event or Capital Treatment Event -- Redemption

     Upon the occurrence and continuation of a Tax Event or Capital Treatment Event (whether occurring before or after the Stated Maturity as it may be shortened by the Company) the Company has the right, if certain conditions are met, to redeem the Junior Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event or Capital Treatment Event and thereby cause a mandatory redemption of the Preferred Securities. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. As of the date of this Prospectus, the Company, as a savings and loan holding company, is not subject to the Federal Reserve capital requirements for bank holding companies. See "Description of Preferred Securities -- Redemption or Exchange."

     A "Tax Event" means the receipt by the Company and the Issuer of an opinion of its tax advisors (which shall be its independent public accountants or counsel experienced in such matters) to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of any amendment to, or change (including any prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk of impairment of the Company's ability to treat an amount equal to the Liquidation Amount of the Preferred Securities (or a substantial portion thereof) as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

     See "Risk Factors -- Possible Tax Law Changes Affecting the Preferred Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Preferred Securities prior to the Stated Maturity as it may be shortened by the Company.

Possible Tax Law Changes Affecting the Preferred Securities

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was introduced in the 104th Congress. If enacted, the Bill would have generally denied interest deductions for interest on an instrument issued by a corporation
(a) that has a maximum weighted average maturity of more than 40 years or (b) has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Junior Subordinated Debentures, the Company would not be able to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the view expressed in the Joint Statement (the "Democrat Letters"). It has been reported that President Clinton will submit a fiscal 1998 Budget to Congress between February 6 and 10, 1997. The fiscal 1998 Budget may include the proposed legislation. If the proposed legislation is introduced and ultimately enacted and if the principles contained in the Joint Statement and the Democrat Letters were followed, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not adversely affect the ability of the Company to deduct interest on the Junior Subordinated Debentures or otherwise affect the tax treatment of the transaction described herein. Such a change could give rise to a Tax Event, which would permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Preferred Securities before, as well as after, the Stated Maturity as it may be shortened by the Company. See "Description of Preferred Securities -- Redemption or Exchange -- Tax Event Redemption" and "Description of Junior Subordinated Debentures -- Redemption." See also "Certain Federal Income Tax Consequences -- Possible Tax Law Changes."

Distribution of Junior Subordinated Debentures to Holders of Preferred
Securities

     The Company will have the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in exchange therefor upon liquidation of the Issuer. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies. See "Description of Preferred Securities -- Redemption or Exchange -- Distribution of Junior Subordinated Debentures."

     Under current United States federal income tax law and interpretations and assuming, as expected, the Issuer is classified as a grantor trust for such purposes, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer should not be a taxable event to holders of the Preferred Securities. However, if a Tax Event were to occur which would cause the Issuer to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer could be a taxable event to the Issuer and the holders of the Preferred Securities. See "Certain Federal Income Tax Consequences -- Distribution of the Junior Subordinated Debentures to Holders of Preferred Securities."

Shortening of Stated Maturity of Junior Subordinated Debentures

     The Company will have the right at any time to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than five years from the date of issuance and thereby cause the Preferred Securities to be redeemed on such earlier date. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of Junior Subordinated Debentures -- Redemption."

Market Prices

     There can be no assurance as to the market prices for Preferred Securities or Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities upon liquidation of the Issuer. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Preferred Securities may receive on liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. As a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent preferred beneficial interests in the Issuer) may be more volatile than the market prices of other debt securities that are not subject to such optional deferrals. In addition, because the Company has the right to shorten the Stated Maturity of the Junior Subordinated Debentures (subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve), there can be no assurance that the Company will not exercise its option to change the maturity of the Junior Subordinated Debentures as permitted by the terms thereof and of the Indenture. Because holders of Preferred Securities may receive Junior Subordinated Debentures on liquidation of the Issuer, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein and in the applicable Prospectus Supplement.

Rights Under the Guarantee; Direct Action

     The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Preferred Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Preferred Securities after payment of creditors of the Issuer as required by applicable law. The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Harris Trust & Savings Bank will act as the Guarantee Trustee for the purpose of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Preferred Securities. Harris Trust & Savings Bank will also act as Debenture Trustee for the Junior Subordinated

Debentures and as Property Trustee and Wilmington Trust Company will act as Delaware Trustee under the Trust Agreement.

     The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Junior Subordinated Debentures on the applicable payment date, then a holder of Preferred Securities may institute a legal proceeding directly against the Company pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities," "-- Debenture Events of Default" and "Description of Guarantee". The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

Uncertainty of Deductibility of Interest on the Junior Subordinated Debenture

     The offering of the Preferred Securities and the issuance of the Junior Subordinated Debentures is a relatively novel type of financing transaction.
The Company's ability to deduct the interest paid on the Junior Subordinated Debentures depends upon whether the Junior Subordinated Debentures are characterized as debt instruments for federal income tax purposes, taking all the relevant facts and circumstances into account. The Company believes that the Junior Subordinated Debentures are debt instruments for federal income tax purposes and that interest on the Junior Subordinated Debentures will, therefore, be deductible by the Company. There is no clear authority on the appropriate characterization for federal income tax purposes of instruments such as the Junior Subordinated Debentures when they are issued in connection with an offering of securities such as the Preferred Securities. If the interest on the Junior Subordinated Debentures is not deductible by the Company, the Company would have significant additional income tax liabilities.

Limited Covenants

     The covenants in the Indenture are limited and there are no covenants in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Junior Subordinated Debentures, or Preferred Securities, respectively, in the event of material adverse change in the Company's financial condition or results of operations or limits the ability of the Company or any subsidiary to incur additional indebtedness. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether the Company will be able to comply with its obligations under the Junior Subordinated Debentures or the Guarantee.

Limited Voting Rights

     Holders of Preferred Securities generally will have limited voting rights relating only to the modification of the Preferred Securities and the exercise of the Issuer's rights as holder of Junior Subordinated Debentures and the Guarantee. Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described under "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement." The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust or to ensure that the Issuer's exemption from status as an "investment company" under the Investment Company Act is preserved even if such action adversely affects the interests of such holders. See "Description of Preferred Securities -- Voting Rights; Amendment of the Trust Agreement" and "-- Removal of Issuer Trustees."

Trading Characteristics of Preferred Securities

     Application has been made to list the Preferred Securities on the New York Stock Exchange. The Preferred Securities may trade at prices that do not fully reflect the value of accrued and unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder of Preferred Securities that disposes of such holder's Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Issuer for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Preferred Securities disposed. In general, such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Preferred Securities" for a discussion of the United States federal income tax consequences that may result from a taxable disposition of the Preferred Securities.

     As indicated above, application has been made to list the Preferred Securities on the New York Stock Exchange. If the Preferred Securities are not listed on a national securities exchange or the Nasdaq National Market and the underwriters do not make a market for the securities, the liquidity of the Preferred Securities could be adversely affected.

Potentially Adverse Impact of Interest Rates and Economic and Industry
Conditions

     The savings institution industry is affected by fluctuations in market interest rates. Like most savings institution holding companies, the Company's net interest income is affected by general economic and other factors that influence market interest rates and the Company's ability to respond to changes in such rates. General economic conditions also affect the credit quality of the Company's assets. Adverse economic conditions may affect the ability of the Bank's borrowers to repay loans, particularly in the areas of commercial real estate and consumer lending. To the extent that changes in interest rates and economic conditions adversely affect the Company's financial condition and results of operations, the Company's ability to make debt service payments on the Junior Subordinated Debentures may be impaired.

     Significant and rapid changes have occurred in the savings institution industry in recent years, and the future of the industry is subject to various uncertainties. The traditional role of savings institutions as the nation's primary housing lenders is diminishing and savings institutions are subject to increasing competition from commercial banks and mortgage bankers. The savings institution industry also faces a volatile and uncertain regulatory environment in which applicable laws, regulations and enforcement policies are subject to significant change. There can be no assurance that changes in the savings institution industry, regulatory and otherwise, will not adversely affect the financial condition and results of operations of the Company and, as a result, impair its ability to make debt service payments on the Junior Subordinated Debentures.

                                  THE COMPANY

     The Company is a holding company for the Bank, which is the largest depository institution headquartered in Nebraska. At September 30, 1996, the Company had assets of $6.7 billion and stockholders' equity of $359.7 million. Based upon total assets at that date, the Company was the 19th largest publicly held thrift holding company in the United States. The Bank is a consumer-oriented financial institution that emphasizes single-family residential real estate lending, consumer lending, retail deposit activities, including demand deposit accounts, and mortgage banking. At October 1, 1996, following the acquisition of Heritage Financial, Ltd. ("Heritage"), the Bank operated 34 branch offices in Nebraska, 20 branch offices in greater metropolitan Denver, Colorado, 19 branch offices in Oklahoma, 24 branch offices in Kansas and seven branch offices in Iowa. Throughout its 109 year history, the Bank has emphasized customer service. To serve its customers, the Bank conducts loan origination activities through its 104 branch office network, loan offices of its wholly-owned mortgage banking subsidiary and a nationwide correspondent network consisting of approximately 375 mortgage loan originators. The Bank also provides insurance and securities brokerage and other retail financial services.

     On October 1, 1996, the Company completed the acquisition of Heritage, headquartered in Boone, Iowa, the holding company for Hawkeye Federal Savings Bank. Heritage operated six offices in Iowa and at October 1, 1996, had $182.9 million in total assets, $157.9 million in deposits and $10.3 million in stockholders' equity.

     The Company's strategy for growth emphasizes both internal and external growth. Operations focus on increasing deposits, including demand accounts, making loans (primarily single-family mortgage and consumer loans) and providing customers with a full array of financial products and a high level of customer service. As part of its long-term strategic plan, the Company intends to expand its operations within its market areas either through direct marketing efforts aimed at increasing market share, branch expansions, or opening additional branches. The Company's retail strategy will continue to be centered on attracting new customers and selling both new and existing customers multiple products and services. Additionally, the Company will continue to build and leverage an infrastructure designed to increase fee and other income.

     Complementing its strategy of internal growth, the Company will continue to grow its five-state franchise through an ongoing program of selective acquisitions of other financial institutions. Acquisition candidates will be selected based on the extent to which the candidates can enhance the Company's retail presence in new or underserved markets and complement the Company's existing retail network.

     The Company's principal executive offices are located at 2120 South 72nd Street, Omaha, Nebraska 68124, and its telephone number is (402) 554-9200.

                                   THE ISSUER

     The Issuer is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Company, as Depositor, Wilmington Trust Company, as Delaware Trustee, Harris Trust & Savings Bank, as Property Trustee, and the Administrative Trustees, as named therein, of the Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 29, 1997. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire Junior Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Preferred Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer, and payments under the Junior Subordinated Debentures and the Expense Agreement will be the sole revenue of the Issuer.

     All of the Common Securities of the Issuer will be owned by the Company. The Common Securities of the Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities. See "Description of Preferred Securities -- Subordination of Common Securities." The Company will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of the Issuer.

     Unless otherwise specified in the Prospectus Supplement, the Issuer has a term of approximately 55 years, but may terminate earlier as provided in the Trust Agreement. The Issuer's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Harris Trust & Savings Bank, as Property Trustee, will act as sole trustee under the Trust Agreement for purposes of compliance with the Trust Indenture Act. Harris Trust & Savings Bank will also act as trustee under the Guarantee and the Indenture. See "Description of Guarantee" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of the Issuer, or the holders of a majority in Liquidation Amount of the Preferred Securities if an event of default under the Trust Agreement has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of the Issuer Trustee are governed by the Trust Agreement. Pursuant to the Expense Agreement, the Company will pay all fees and expenses related to the Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuer.

     The principal executive office of the Issuer is 2120 South 72nd Street, Omaha, Nebraska 68124 and its telephone number is (402) 554-9200.

                                USE OF PROCEEDS

     All of the proceeds from the sale of the Preferred Securities will be invested by the Issuer in Junior Subordinated Debentures. The Company intends that the proceeds from the sale of the Junior Subordinated Debentures will be added to its general corporate funds and used primarily to finance acquisitions.

     Although the Company, as a savings and loan holding company, is not subject to the Federal Reserve capital requirements for bank holding companies, it is possible that in the future it could become subject to such requirements as a result of the acquisition of a bank or change in regulations. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Preferred Securities could be included as Tier 1 capital for bank holding companies. Such Tier 1 capital treatment, together with the Company's ability to deduct, for income tax purposes, interest payable on the Junior Subordinated Debentures, will provide the Company with a more cost-effective means of obtaining capital for regulatory purposes than if the Company were to issue preferred stock.

                      DESCRIPTION OF PREFERRED SECURITIES

     Pursuant to the terms of the Trust Agreement, the Issuer Trustees on behalf of the Issuer will issue the Preferred Securities and the Common Securities.
The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. Initially, Wilmington Trust Company will be the Delaware Trustee and Harris Trust & Savings Bank will be the Property Trustee and will act as trustee for the purpose of complying with the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. This summary of certain provisions of the Preferred Securities and the Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

General

     The Preferred Securities will represent beneficial ownership interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the Trust Agreement. See "-- Subordination of Common Securities." The Preferred Securities of the Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of the Issuer except as described under "-- Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee Agreement executed by the Company for the benefit of the holders of the Preferred Securities (the "Guarantee") will be a guarantee on a subordinated basis with respect to the Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the Issuer does not have funds on hand available to make such payments. See "Description of Guarantee."

Distributions

     Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     The Preferred Securities represent beneficial ownership interests in the Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     Unless otherwise provided in the Prospectus Supplement and so long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture, pursuant to which it will issue the Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on the Junior Subordinated Debentures for up to 20 consecutive interest payment periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer during any such Extension Period. During such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company (which includes common and preferred stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee with respect to the Preferred Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction).

     The revenue of the Issuer available for distribution to holders of the Preferred Securities will be limited to payments under the Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. If the Company does not make interest payments on such Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on the basis set forth herein under "Description of Guarantee."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of the Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the Prospectus Supplement.

Redemption or Exchange

     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Preferred Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Preferred Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Redemption." If less than all of any Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated

Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities.

     The Company will have the right to redeem any Junior Subordinated Debentures (i) on or after such date as may be specified in the Prospectus Supplement, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event, in either case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

     Distribution of Junior Subordinated Debentures. Subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Company has the right at any time to liquidate the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause such Junior Subordinated Debentures in respect of the Preferred Securities and Common Securities issued by the Issuer to be distributed to the holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer.

     Tax Event or Capital Treatment Event Redemption. If a Tax Event or Capital Treatment Event shall occur and be continuing, the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event has occurred and is continuing and the Company does not elect to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities and Common Securities or to liquidate the Issuer and cause the Junior Subordinated Debentures to be distributed to holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such Preferred Securities will remain outstanding and Additional Sums may be payable on the Junior Subordinated Debentures.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

     "Like Amount" means (i) with respect to a redemption of any Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities pro rata based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of any Trust Securities in exchange therefor in connection with a dissolution or liquidation of the related Issuer, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures would be distributed.

     "Liquidation Amount" means the stated amount of $25 per Trust Security.

     After the liquidation date fixed for any distribution of Junior Subordinated Debentures for Preferred Securities (i) such Preferred Securities will no longer be deemed to be outstanding, (ii) the Depository or its nominee, as the record holder of such Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such Preferred Securities not held by the Depository or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

Redemption Procedures

     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

     If the Issuer gives a notice of redemption of Preferred Securities, then, by 12:00 noon, ______________ time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with the Depository funds sufficient to pay the applicable Redemption Price and will give the Depository irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the Preferred Securities and any distribution of Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the Prospectus Supplement.

     If less than all of the Preferred Securities and Common Securities issued by the Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address.

Subordination of Common Securities

     Payment of Distributions on, and the Redemption Price of Preferred Securities and Common Securities, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

     In the case of any event of default under the Trust Agreement resulting from a Debenture Event of Default, the Company as holder of the Issuer's Common Securities will be deemed to have waived any right to act with respect to any such event of default under the applicable Trust Agreement until the effect of all such events of default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Company as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

     Pursuant to the Trust Agreement, the Issuer shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of its Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to terminate the Issuer (subject to the Company having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies of the Federal Reserve); (iii) redemption of all of the Issuer's Preferred Securities as described under --

Redemption or Exchange -- Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

Events of Default; Notice

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement with respect to the Preferred Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See " -- Subordination of Common Securities" and "-- Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

Removal of Issuer Trustees

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Co-Trustees and Separate Property Trustee

     Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of Issuer Trustees

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer

     The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. The Issuer may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred

Securities to be downgraded by any nationally recognized statistical rating organization which gives ratings on the Preferred Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
(viii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i) such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of its tax advisors to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or an opinion of counsel that such amendment will not affect the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of its tax advisors to the effect that such action would not cause the Issuer to be classified as other than a grantor trust for United States federal income tax purposes.

     Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Preferred Securities will be required for the Issuer to redeem and cancel its Preferred Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

     Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Securities will be issued in whole or in part in the form of one or more global certificates ("Global Preferred Securities") registered in the name of and deposited with, or on behalf of, the Depository Trust Company as depository (the "Depository"). Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by Depository. Except as described below, Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

     Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depository for such Global Preferred Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee to a successor Depository or any nominee of such successor.

     A global security shall be exchangeable for Preferred Securities registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act at a time when the Depository is required to be so registered to act as such depository, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable or
(iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants (as defined herein) with respect to ownership of beneficial interests in such global security. In the event that Preferred Securities are issued in definitive form, such Preferred Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Preferred Securities represented by a global security will be made to the Depository, as the depository for the Preferred Securities. In the event Preferred Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Preferred Securities will be registrable, and Preferred Securities will be exchangeable for Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in ___________________, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Preferred Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the month in which the relevant Distribution payment is scheduled to be paid.

     Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depository, the Depository for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Company if such Preferred Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the Depository for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depository or its nominee, upon receipt of any payment of Liquidation Amount, Redemption Price, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the Prospectus Supplement, if the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Issuer within 90 days, the Issuer will issue individual Preferred Securities in exchange for the Global Preferred Security. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement, determine not to have any Preferred Securities represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities in exchange for the Global Preferred Security or Securities representing such Preferred Securities. Further, if the Issuer so specifies with respect to the Preferred Securities, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities may, on terms acceptable to the Issuer, the Property Trustee and the Depository for such Global Preferred Security, receive individual Preferred Securities in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities so issued will be issued in denominations, unless otherwise specified by the Issuer, of $25 and integral multiples thereof.

Payment and Paying Agency

     Payments in respect of the Preferred Securities shall be made to the Depository, which shall credit the relevant accounts at the Depository on the applicable Distribution Dates or, if the Issuer's Preferred Securities are not held by the Depository, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

Registrar and Transfer Agent

     Unless otherwise specified in the Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of its Preferred Securities after such Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust

Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that it will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.


               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued in one or more series under the Indenture between the Company and Harris Trust & Savings Bank, as Debenture Trustee. The following summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

     Concurrently with the issuance of the Preferred Securities, the Issuer will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in a series of Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture.

General

     Each series of the Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of the Company.
See "-- Subordination." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. Except as otherwise provided in the Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise. See "Risk Factors -- Ranking of Subordinated

Obligations Under the Guarantee and the Junior Subordinated Debentures" and "-- Subordination" and the Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

     The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or pursuant to a resolution of the Company's Board of Directors or a committee thereof. The Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures;
(2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Company to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date (the "Regular Record Dates") or the method by which any of the foregoing shall be determined; (5) the place where, subject to the terms of the Indenture as described below under "-- Payment and Paying Agents," the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "-- Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place where notices and demands to or upon the Company in respect of the Junior Subordinated Debentures and the Indenture may be made ("Place of Payment"); (6) any period within which, or date on which, the price at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Company or a holder thereof; (7) the obligation or the right, if any, of the Company or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period within which, the price at which, the currency (including currency units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated;
(10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Company specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to the Junior Subordinated Debentures as shall be necessary to permit or facilitate their issuance in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures; (15) subject to the terms described herein under "-- Global Junior Subordinated Debentures," whether the Junior Subordinated Debentures shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depository for such Global Securities, which depository shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents; (17) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange the Junior Subordinated Debentures into any other securities or property of the Company and the additions or changes to the Indenture to facilitate such conversion or exchange; (18) the form of the Trust Agreement and Guarantee Agreement, if applicable; (19) the relative degree, if any, to which such Junior Subordinated Debentures shall be senior to or be subordinated to other indebtedness of the Company in right of payment, whether such other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on the Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement.

Option to Defer Interest Payments

     Unless otherwise specified in the Prospectus Supplement and so long as no Debenture Event of Default has occurred and is continuing, the Company will have the right at any time and from time to time during the term of any series of Junior Subordinated Debenture to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the Prospectus Supplement (each, an "Extension Period"), provided that such Extension Period may not extend beyond the Stated Maturity of such Junior Subordinated Debentures. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock ), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company (which includes common and preferred stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest on the Junior Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate specified in the applicable Prospectus Supplement, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of (i) the date interest on the Junior Subordinated Debentures would have been payable except for the election to begin such Extension Period, (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable stock exchange or automated quotation system on which the Preferred Securities are then listed or quoted or to holders of Preferred Securities of the record date or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Junior Subordinated Debentures. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

     Distributions on the Preferred Securities will be deferred by the Issuer during any such Extension Period. See "Description of Preferred Securities -- Distributions."

     See "Certain Federal Income Tax Consequences" for a description of certain federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures.

Additional Sums

     If the Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

Redemption

     Unless otherwise specified in the Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

     Unless otherwise specified in the Prospectus Supplement, the Company may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time on or after the date that is five years from the date of issuance. If the Junior Subordinated Debentures are so redeemable only upon the satisfaction of additional conditions, the Prospectus Supplement will describe such conditions. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

     Except as otherwise specified in the Prospectus Supplement, if a Tax Event or a Capital Treatment Event shall occur and be continuing, the Company may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, redeem such Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following of the occurrence of such Tax Event or Capital Treatment Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption except as otherwise specified in the Prospectus Supplement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

     If the Issuer is required to pay additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums (as defined herein).

Distribution Upon Liquidation

     As described under "Description of Preferred Securities -- Liquidation Distribution Upon Termination," under certain circumstances involving the termination of the Issuer, the Junior Subordinated Debentures may be distributed to the holders of the Preferred Securities in the liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as provided by applicable law. If distributed to holders of the Preferred Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and the Depository, or any successor depository for the Preferred Securities, will act as depository for the Junior Subordinated Debentures. It is anticipated that the depository arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Preferred Securities. If the Junior Subordinated Debentures are distributed to the holders of Preferred Stock upon the liquidation of the Issuer, there can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Preferred Securities.

Restrictions on Certain Payments

     The Company will also covenant, as to each series of the Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company (which includes common and preferred stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee with respect to the Preferred Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction) if at such time
(i) there shall have occurred any event of which the Company has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by the Issuer of Preferred Securities, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to such Preferred Securities or (iii) the Company shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

Subordination

     In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets of the Company upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of all Allocable Amounts (as defined below) on such Senior Debt before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     No payments on account of principal (or premium, if any) or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Allocable Amounts," when used with respect to any Senior Debt, means all amounts due or to become due on such Senior Debt less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Debt (whether as a result of the receipt of payments by the holders of such Senior Debt from the Company or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Debt or otherwise) but for the fact that such Senior Debt is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Debt be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) and every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include
(i) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) Debt to any employee of the Company, and (iv) any other debt securities issued pursuant to the Indenture.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

     The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement.

Global Junior Subordinated Debentures

     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issued in whole or in part in the form of one or more global certificates ("Global Junior Subordinated Debentures") registered in the name of and deposited with, or on behalf of, the Depository. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Beneficial interests in the Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by the Depository. Except as described below, Junior Subordinated Debentures in certified form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

     Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depository for such Global Junior Subordinated Debenture to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee to a successor Depository or any nominee of such successor.

     Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depository, the Depository for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Company if such Junior Subordinated Debentures are offered and sold directly by the Company. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form.
Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

     A global security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act at a time when the Depository is required to be so registered to act as such depository, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants (as defined herein) with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debentures are issued in definitive form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     So long as the Depository for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Company, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depository for the Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the Prospectus Supplement, if the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Junior Subordinated Debentures in exchange for the Global Junior Subordinated Debenture. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement, determine not to have any Junior Subordinated Debentures represented by one or more Global Junior Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures in exchange for the Global Junior Subordinated Debenture or Debentures representing such Junior Subordinated Debentures. Further, if the Company so specifies with respect to the Junior Subordinated Debentures, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures may, on terms acceptable to the Company, the Property Trustee and the Depository for such Global Junior Subordinated Debenture, receive individual Junior Subordinated Debentures in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures so issued will be issued in denominations, unless otherwise specified by the Company, of $25 and integral multiples thereof.

Denominations, Registration and Transfer

     Unless otherwise specified in the Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Company for such purpose with respect to the Junior Subordinated Debentures and referred to in the Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Indenture. If the Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Company with respect to any Junior Subordinated Debentures, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each place of payment. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

     In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

     Unless otherwise specified in the Prospectus Supplement, payment of principal of (and premium, if any) and any interest on a series of Junior Subordinated Debentures will be made at the office of the Debenture Trustee or at the office of such paying agent or paying agents as the Company may designate from time to time in the Prospectus Supplement, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the Prospectus Supplement, payment of any interest on

Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however the Company will at all times be required to maintain a paying agent in each place of payment for all of the Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Modification of Indenture

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of the Junior Subordinated Debentures or of the Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner adversely affecting the rights of the holders of such series of Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Preferred Securities affected unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied, and (b) where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Preferred Securities.

     In addition, the Company and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

Debenture Events of Default

     The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

     (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures when due (subject to the deferral of any interest payment in the case of an Extension Period); or

     (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity or upon redemption; or

     (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 60 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

     (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of each series affected of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default. Should the Debenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures may annul such declaration. Should the holders of such Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Preferred Securities affected shall have such right.

     The holders of a majority in aggregate outstanding principal amount of each series of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing as to the Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

Enforcement of Certain Rights By Holders of Preferred Securities

     If a Debenture Event of Default with respect to a series of Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on such series of Junior Subordinated Debentures on the date such interest or principal is due and payable, a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such series of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the Issuer may become subject to the reporting obligations under the Exchange Act. The Company shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action. See "Risk Factors -- Rights Under the Guarantee; Direct Action."

     The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See "Description of Preferred Securities -- Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture;
(ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) such transaction is permitted under the Trust Agreement and the Guarantee Agreement and does not give rise to any breach or violation of the Trust Agreement or Guarantee Agreement, and (iv) certain other conditions as prescribed by the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

Covenants of the Company

     The Company will covenant in the Indenture that if and so long as (i) the Issuer is the holder of all such Junior Subordinated Debentures, (ii) a Tax Event in respect of the Issuer has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities -- Redemption or Exchange") in respect of such Trust Securities, the Company will pay to the Issuer such Additional Sums. The Company will also covenant (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily terminate, wind up or liquidate the Issuer, except (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of the Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, in either such case, if so specified in the Prospectus Supplement upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Governing Law

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Nebraska.

Information Concerning the Debenture Trustee

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


                              BOOK-ENTRY ISSUANCE

     The Depository will act as securities depository for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depository's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of the Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of the Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with the Depository.

     The Depository is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its Participants deposit with the Depository. The Depository also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depository is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depository and its Participants are on file with the Commission.

     Purchases of Preferred Securities or Junior Subordinated Debentures within the Depository system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on the Depository's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

     The Depository has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; the Depository's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of the Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, the Depository's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither the Depository nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, the Depository would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to the Depository. The Depository's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of the Depository, the relevant Trustee, the Issuer thereof or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to the Depository is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of the Depository, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     The Depository may discontinue providing its services as securities depository with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the Trustee and the Company. In the event that a successor securities depository is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through the Depository (or a successor depository). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through the Depository. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

     The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Issuer and the Company believe to be accurate, but the Issuer and the Company assume no responsibility for the accuracy thereof. Neither the Issuer nor the Company has any responsibility for the performance by the Depository or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                         DESCRIPTION OF THE GUARANTEE

     The Guarantee will be executed and delivered by the Company concurrently with the issuance by the Issuer of its Preferred Securities for the benefit of the holders from time to time of the Preferred Securities. Harris Trust & Savings Bank will act as the Guarantee Trustee under the Guarantee Agreement for the purposes of compliance with the Trust Indenture Act and the Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantee, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Issuer's Preferred Securities.

General

     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (unless the Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Issuer remaining available for distribution to holders of Preferred Securities after satisfaction of liabilities to creditors of the Issuer as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Issuer to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the Preferred Securities, but will apply only to the extent that the Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Company does not make interest payments on the Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Company. See "-- Status of the Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "The Company." Except as otherwise provided in the Prospectus Supplement, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

Status of the Guarantee

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt of the Company in the same manner as the Junior Subordinated Debentures.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

Events of Default

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Preferred Securities, upon full payment of the amounts payable upon liquidation of the Issuer or upon distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

Governing Law

     The Guarantee will be governed by and construed in accordance with the laws of the State of Nebraska.

The Expense Agreement

     Pursuant to the Expense Agreement entered into by the Company under the Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.

                 RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                      THE JUNIOR SUBORDINATED DEBENTURES
                               AND THE GUARANTEE

Full and Unconditional Guarantee

     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Issuer will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt of the Company.

Sufficiency of Payments

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of such Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on such Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Trust Securities under such Trust Securities; and (iv) the Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes thereof.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of Preferred Securities

     A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

     A default or event of default under any Senior Debt of the Company would not constitute a default or a Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

Limited Purpose of Issuer

     The Issuer's Preferred Securities evidence a beneficial interest in the Issuer, and the Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from the Issuer (or from the Company under the Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.

Rights Upon Termination

     Upon any voluntary or involuntary termination, winding up or liquidation of the Issuer involving the liquidation of the Junior Subordinated Debentures, the holders of the Preferred Securities will be entitled to receive, out of the assets held by the Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     In the opinion of Deloitte & Touche LLP, tax advisor to the Company and the Issuer, the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by United States Persons (defined below) who purchase the Preferred Securities upon original issuance at their original offering price. As used herein, a "United States Person" means a person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust the income of which is subject to United States Federal income taxation regardless of its source; provided, however, that for taxable years beginning after December 31, 1996 (or, if a trustee so elects, for taxable years ending after August 20, 1996), a "United States Person" shall include any trust if a court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The tax treatment of a holder may vary depending on his, her or its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign investors, or persons who hold Preferred Securities as part of a position in a "straddle" or as part of a hedging, conversion or other integrated investment transaction for Federal income tax purposes. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Preferred Securities.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. In particular, legislation has been proposed that could adversely effect the Company's ability to deduct interest on the Preferred Securities, which may in turn permit the Company to cause a redemption of the Preferred Securities. See " -- Possible Law Changes." The authorities on which this summary is based are subject to various interpretations and the opinions of Deloitte & Touche LLP are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

     The following discussion does not discuss the tax consequences that might be relevant to persons that are not United States Persons ("non-United States Persons"). Non-United States Persons should consult their own tax advisors as to the specific United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE PREFERRED SECURITIES -- LIQUIDATION OF ISSUER AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS."

Classification of the Issuer

     In connection with the issuance of the Preferred Securities, Deloitte & Touche LLP is of the opinion that, under current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in such opinion, the Issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Preferred Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income or original issue discount that is paid or accrued on the Junior Subordinated Debentures whether or not cash is actually distributed to such Securityholder. See "-- Interest Income and Original Issue Discount." No amounts included in taxable income will be eligible for the dividends received deduction.

Classification of the Junior Subordinated Debentures

     The Company, the Issuer and the holders of the Preferred Securities (by acceptance of a beneficial interest in a Preferred Security) will agree to treat the Junior Subordinated Debentures as indebtedness for all United States tax purposes. In connection with the issuance of the Junior Subordinated Debentures, Deloitte & Touche LLP is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.

Interest Income and Original Issue Discount

     Except as set forth below, stated interest on the Junior Subordinated Debentures generally will be included in income by a Securityholder at the time such interest income is paid or accrued in accordance with such Securityholder's regular method of tax accounting.

     Applicable Treasury Regulations issued generally provide that stated interest on a debt instrument is not "qualified stated interest" and, therefore, will give rise to original issue discount ("OID") unless such interest is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Interest is considered to be unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or non-payment a "remote contingency."

     Under the Junior Subordinated Indenture, the Company has the right, at any time and from time to time during the term of the Junior Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters with respect to each Extension Period. Unless the likelihood of exercise of such right to defer is remote, the Junior Subordinated Debenture would be issued with OID. During any Extension Period, (a) the Company will not be permitted to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, and (b) the Company will not be permitted to make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Junior Subordinated Debentures (although these restrictions will not apply to dividends or distributions in common stock of the Company and in certain other limited situations). See "Certain Terms of Junior Subordinated Debentures--Option to Defer Interest Payments." The Company currently believes that the adverse impact that the imposition of such restrictions would have on the Company and the value of the equity securities of the Company makes the likelihood of the Company exercising its right to defer payments of interest on the Junior Subordinated Debentures remote. Accordingly, the Company believes that the stated interest on the Junior Subordinated Debentures should be considered unconditionally payable for purposes of the OID provisions of the Code and that the Junior Subordinated Debentures should not be considered to have been issued with OID (other than de minimus OID, if any). As a result, each Securityholder will be required to include interest payments in taxable income at the time accrued or received in accordance with its own method of accounting. There can be no assurance, however, that the IRS will agree with such determination.

     If, however, the Company exercises its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at such time and all Securityholders will be required to accrue the stated interest on the Junior Subordinated Debentures on a daily basis during the Extension Period and thereafter, even though the Company will not pay such interest until the end of the Extension Period, and even though some Securityholders may use the cash method of tax accounting. Moreover, thereafter the Junior Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all Securityholders would be required to continue to include the stated interest on the Junior Subordinated Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a Securityholder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Junior Subordinated Debentures, and actual cash payments of interest on the Junior Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a Securityholder's gross income (whether or not during an Extension Period) will increase such Securityholder's tax basis in its Preferred Securities, and the amount of Distributions received by a Securityholder with respect to such Preferred Securities will reduce the tax basis of such Preferred Securities. A Securityholder that disposes of the Preferred Securities during an Extension Period may suffer a loss because the market value of the Preferred Securities likely will fall if the Company exercises its option to defer payments of interest on the Junior Subordinated Debentures. To the extent the selling price is less than the Securityholder's adjusted tax basis (which will include all accrued by unpaid interest), a Securityholder will recognize a capital loss.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether the Company exercises its right to defer payments of interest on such debentures, all Securityholders would be required to include such stated interest in income on a daily economic accrual basis as described above.

     Corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

Distribution of Junior Subordinated Debentures to Holders of Preferred
Securities

     Under current law, a distribution by the Issuer of the Junior Subordinated Debentures as described under the caption "Certain Terms of Preferred Securities--Liquidation of Issuer and Distribution of Junior Subordinated Debentures to Holders" in the applicable Prospectus Supplement will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Preferred Securities before such distribution. If, however, the liquidation of the Issuer were to occur because the Issuer is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of Junior Subordinated Debentures to Securityholders by the Issuer would be a taxable event to the Issuer and each Securityholder, and a Securityholder would recognize gain or loss as if the Securityholder had exchanged its Preferred Securities for the Junior Subordinated Debentures it received upon the liquidation of the Issuer. A Securityholder will accrue interest in respect of Junior Subordinated Debentures received from the Issuer in the manner described above under "-- Interest Income and Original Issue Discount."

Sales or Redemption of Preferred Securities

     Gain or loss will be recognized by a Securityholder on a sale of Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized by the Securityholder on the sale or redemption of the Preferred Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such Securityholder's allocable share of the Junior Subordinated Debentures) and the Securityholder's adjusted tax basis in the Preferred Securities sold or redeemed. Such gain or loss generally will be taxable as long-term capital gain or loss if the Securityholder held the Preferred Securities that it sold or redeemed for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for Federal income tax purposes.

Backup Withholding Tax and Information Reporting

     The amount of OID accrued on the Preferred Securities held of record by United States Persons (other than corporations and other exempt Securityholders), if any, will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     Payment of the proceeds from the disposition of Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Possible Tax Law Changes

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. If enacted, the Bill would have generally denied interest deductions for interest on an instrument issued by a corporation that (a) has a maximum weighted average maturity of more than 40 years or (b) that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Junior Subordinated Debentures, the Company would not be able to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam
M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the view expressed in the Joint Statement (the "Democrat Letters"). It has been reported that President Clinton will submit a fiscal 1998 budget to Congress between February 6 and 10, 1997. The fiscal 1998 budget may include the proposed legislation. If the proposed legislation is reintroduced and ultimately enacted and if the principles contained in the Joint Statement and the Democrat Letters were followed and the Bill was enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not adversely affect the ability of the Company to deduct interest on the Junior Subordinated Debentures or otherwise affect the tax treatment of the transaction described herein. Moreover, such a change could give rise to a Tax Event, which may permit the Company to cause a redemption of the Preferred Securities, as described more fully under "Description of Preferred Securities -- Redemption or Exchange -- Tax Event or Capital Treatment Event Redemption."

                             PLAN OF DISTRIBUTION

     The Preferred Securities or the Junior Subordinated Debentures may be sold in a public offering to or through underwriters or dealers designated from time to time. The Company and the Issuer may sell its Preferred Securities or Junior Subordinated Debentures as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Preferred Securities or Junior Subordinated Debentures in respect of which this Prospectus is delivered, the amount or number of Preferred Securities and Junior Subordinated Debentures to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

     Underwriters may offer and sell Preferred Securities or Junior Subordinated Debentures at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Company and/or the Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Preferred Securities or Junior Subordinated Debentures to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by the Company and/or the Issuer to underwriters in connection with the offering of Preferred Securities or Junior Subordinated Debentures, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Preferred Securities or Junior Subordinated Debentures may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Preferred Securities or Junior Subordinated Debentures may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Company and the Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

     In connection with the offering of the Preferred Securities of the Issuer, the Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If the Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

     Underwriters and dealers may engage in transactions with, or perform services for, the Company and/or the Issuer and/or any of their affiliates in the ordinary course of business.

     The Preferred Securities and the Junior Subordinated Debentures will be new issues of securities and will have no established trading market. Any underwriters to whom Preferred Securities or Junior Subordinated Debentures are sold for public offering and sale may make a market in such Preferred Securities and Junior Subordinated Debentures, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Preferred Securities or Junior Subordinated Debentures may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Preferred Securities or Junior Subordinated Debentures.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the formation of the Issuer will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Issuer. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Company by Housley Kantarian & Bronstein, P.C. and for the Underwriters by Dorsey & Whitney LLP. Housley Kantarian & Bronstein, P.C. and Dorsey & Whitney LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Certain matters relating to United States federal income tax considerations described in this Prospectus will be passed upon for the Company by Deloitte & Touche LLP.

                                    EXPERTS

     The consolidated financial statements of the Company as of June 30, 1996 and 1995 and for each of the three years in the period ended June 30, 1996, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in the method of accounting for mortgage servicing rights in fiscal year 1996, and a change in the method of accounting for income taxes, a change in the method of accounting for postretirement benefits, and a change in the method of accounting for intangible assets in fiscal year 1994), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made by this Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized by the Company or the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or its subsidiaries or that information contained herein is current as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.




                               TABLE OF CONTENTS
                                   PROSPECTUS

Available Information....................................   1
Incorporation of Certain Documents by Reference..........   1
Risk Factors.............................................   3
The Company..............................................   9
The Issuer...............................................   9
Use of Proceeds..........................................  10
Description of Preferred Securities......................  11
Description of the Junior Subordinated Debentures........  22
Book-Entry Issuance......................................  33
Description of the Guarantee.............................  35
Relationship Among the Preferred Securities, the
 Junior Subordinated Debentures and the Guarantee........  37
Certain Federal Income Tax Consequences..................  38
Plan of Distribution.....................................  42
Legal Matters............................................  43
Experts..................................................  44



                              CFC PREFERRED TRUST

                                  $45,000,000


                          Cumulative Trust Preferred
                     Securities Fully and Unconditionally
                        Guaranteed As Described Herein
                      By Commercial Federal Corporation


                              COMMERCIAL FEDERAL
                                  CORPORATION
                        Junior Subordinated Deferrable
                              Interest Debentures


                              [LOGO APPEARS HERE]



                             --------------------
                                  PROSPECTUS
                             --------------------



                              PIPER JAFFRAY INC.



                              ____________, 1997

                                    Part II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

  Estimated expenses in connection with this offering are as follows:

      Securities and Exchange Commission registration fee........   $  13,637
      Legal fees and expenses....................................           *
      Printing, postage and mailing..............................           *
      Accounting fees and expenses...............................           *
      Trustee fees...............................................           *
      Blue Sky fees (including counsel fees).....................           *
      Miscellaneous expenses.....................................           *
                                                                    ---------
                                                                    $       *
                                                                    =========
---------------
*   To be filed by amendment.


Item 15.  Indemnification of Directors and Officers.

     Indemnification of Directors and Officers of the Bank

Federal Regulations clearly define areas for indemnity coverage, as follows:

     (a) Any person against whom any action is brought by reason of the fact that such person is or was a director or officer of the Bank shall be indemnified by the Bank for:

          (i) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action;

          (ii) Any amount for which such person becomes liable by reason of any judgment in such action;

          (iii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred in any action to enforce his rights under this section, if the person attains a final judgment in favor of such person in such enforcement action.

     (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

          (i)   The Bank shall make the indemnification provided by subparagraph
          (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

          (ii)  The Bank shall make the indemnification provided by subparagraph
          (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits except in relation to matters as to which he shall be adjudged to be liable for negligence or misconduct in the performance of his duty, only if a majority of the directors of the Bank determines that such a director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the scope of his employment or authority and for a purpose which he was reasonably entitled to believe under the circumstances was in the best interest of the Bank or its shareholders.

However, no indemnification shall be made unless the Bank gives the OTS at least 60 days' notice of its intention to make such indemnification. No such indemnification shall be made if the OTS advises the Bank in writing, within such notice period, of its objection thereto.

     (c)  As used in this paragraph:

          (i) "Action" means any action, suit or other judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

          (iii) "Final Judgment" means a judgment, decree, or order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

          (iv) "Settlement" includes the entry of a judgment by consent or by confession or upon a plea of guilty or of nolo contendere.


Indemnification of Directors and Officers of the Company

     Indemnification of directors and officers of the Company is provided under
Article VI of the Articles of Incorporation of the Company for judgments, fines, settlements, and expenses, including attorney fees incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article VI of the Articles of Incorporation provides that an outside director shall not be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director and authorizes the Company to indemnify such outside director against monetary damages for such breach to the full extent permitted by law. This provision applies to acts or omissions occurring after the effective date of the amendment, and does not
                                                                        ---
limit liability for (i) any act or omission not in good faith which involves intentional misconduct or a knowing violation of law, (ii) any transaction from which the outside director derived an improper direct or indirect financial benefit, (iii) paying a dividend or approving a stock repurchase in violation of the Nebraska Business Act or (iv) any act or omission which violates a declaratory or injunctive order obtained by the Company or its stockholders.
For purposes of Article VI, "outside director" is defined as any member of the Board of Directors who is not an officer or a person who may control the conduct of the Company through management agreements, voting trusts, directorships in related corporations or any other device or relationship.

     The Company has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to the Company of costs incurred by it in indemnifying its directors and officers.

     Under Nebraska law, indemnification of directors and officers may be provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of the Company. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Indemnification of directors and officers may be also provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper.

     The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel, or by the shareholders.

     Indemnification shall be provided to any directors and officers for expenses, including attorney's fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.


Item 16.  Exhibits.

     The exhibits filed as part of this Registration Statement are as follows:

**   1    Form of Purchase Agreement

     4.1  Form of Junior Subordinated Indenture

     4.2  Certificate of Trust of CFC Preferred Trust

     4.3  Trust Agreement of CFC Preferred Trust

 *   4.4  Form of Amended and Restated Trust Agreement of CFC Preferred
          Trust

 *   4.5  Form of Preferred Security Certificate for CFC Preferred Trust

     4.6  Form of Guarantee Agreement for CFC Preferred Trust

     4.7  Form of Junior Subordinated Debenture (filed as part of Exhibit 4.1)

 * 5.1 Opinion of Housley Kantarian & Bronstein, P.C. regarding the legality of Junior Subordinated Debentures and the Guarantee

 * 5.2 Opinion of Richards, Layton & Finger, P.A. as to legality of Preferred Securities

     8 Form of Opinion of Deloitte & Touche LLP as to certain federal income tax matters

     12   Statement re: computation of ratio of earnings to fixed charges

 *   23.1 Consent of Housley Kantarian & Bronstein, P.C. (included in Exhibit 5)

     23.2 Consent of Deloitte & Touche LLP

 *   23.3 Consent of Richards, Layton & Finger, P.A.

     24 Power of Attorney (reference is made to the signature page of the Registration Statement)

* 25.1 Form T-1 Statement re: Eligibility of Harris Trust and Savings Bank to act as trustee under the Junior Subordinated Debentures

* 25.2 Form T-1 Statement of Eligibility of Harris Trust and Savings Bank to act as trust under the Amended and Restated Trust Agreement of CFC Preferred Trust

* 25.3 Form T-1 Statement of Eligibility of Harris Trust and Savings Bank to act as trustee under the Guarantee

-----------
 *   To be filed by amendment.
**   To be filed by Current Report on Form 8-K.


Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 30th day of January, 1997.

               COMMERCIAL FEDERAL CORPORATION


               By:
                    _________________________________________________
                    William A. Fitzgerald,
                    Chairman of the Board and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Commercial Federal Corporation, do hereby severally constitute and appoint William A. Fitzgerald and James A. Laphen, and each of them singly, our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said William A. Fitzgerald or James A. Laphen, or either of them, may deem necessary or advisable to enable Commercial Federal Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the offering contemplated by this Registration Statement on Form S-3, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said William A. Fitzgerald and James A. Laphen, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated.


Signature                     Capacity                         Date
---------                     --------                         ----


-------------------------     Principal Executive Officer      January __, 1997
William A. Fitzgerald         and Director
Chairman of the Board and
Chief Executive Officer


/s/ James A. Laphen           Principal Financial Officer      January 30, 1997
-------------------------
James A. Laphen
President, Chief Operating
Officer and Chief Financial
Officer


/s/ Gary L. Matter            Principal Accounting Officer     January 30, 1997
-------------------------
Gary L. Matter
Senior Vice President,
Controller and Secretary

/s/ Talton K. Anderson
------------------------      Director                         January 30, 1997
Talton K. Anderson


/s/ Robert F. Krohn
------------------------      Director                         January 30, 1997
Robert F. Krohn



------------------------      Director                         January __, 1997
Charles M. Lillis


/s/ Carl G. Mammel
------------------------      Director                         January 30, 1997
Carl G. Mammel


/s/ Robert S. Milligan
------------------------      Director                         January 30, 1997
Robert S. Milligan


James P. O'Donnell
------------------------      Director                         January 30, 1997
James P. O'Donnell


/s/ Robert D. Taylor
------------------------      Director                         January 30, 1997
Robert D. Taylor


------------------------      Director                         January __, 1997
Aldo J. Tesi

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 30th day of January, 1997.

                                       CFC PREFERRED TRUST


                                       By:  COMMERCIAL FEDERAL CORPORATION,
                                            as Depositor


                                       By:  /s/ James A. Laphen
                                            --------------------------------
                                            James A. Laphen
                                            President